FORM 8-K

                     Securities and Exchange Commission
                           Washington, D.C.  20549



                              CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (date of earliest event reported):  November 1, 1999



                          United Heritage Corporation
            ------------------------------------------------------
            (exact name of registrant as specified in its charter)



     Utah                       0-9997                  87-0372864
---------------         ------------------------      --------------
(State or other         (Commission File Number)      (IRS Employer
jurisdiction of                                       Identification
incorporation)                                            Number)


                    2 Caddo Street, Cleburne, Texas  76031
                   ----------------------------------------
                   (address of principal executive offices)



        Registrant's telephone number, including area code: (817) 641-3681



                                Not applicable
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)

Item 5.  Other Events

	On June 24, 1999 the Board of Directors of the Registrant authorized, and on August 23, 1999 the stockholders approved, subject to the discretion of the Board of Directors, up to a one-for-ten reverse split of the Registrant's common stock. On October 25, 1999, the Board of Directors approved a one-for-ten reverse split of the Registrant's common stock. The reverse stock split was effective as of November 1, 1999 for stockholders of record as of the close of business on October 29, 1999, and reduced the number of outstanding shares of common stock of the Registrant from 99,597,654 to approximately 9,959,765.

	The number of authorized shares of common stock and the par value per share did not change as a result of the reverse stock split: the number of authorized shares of common stock of the Registrant is 125,000,000, and the par value is $0.001 per share.

                                  SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          UNITED HERITAGE CORPORATION



DATE:  November 1, 1999                         /s/ Walter G. Mize
                                                -------------------------
                                                Walter G. Mize, President